CONTACT:
Jonathan Goldberg, Senior Director of Corporate Development
ir@psemi.com
858-795-0161

Investor Relations Contact:
The Blueshirt Group
Suzanne Schmidt or Melanie Solomon
415-217-4962; 415-217-4964
Suzanne@blueshirtgroup.com
Melanie@blueshirtgroup.com

Peregrine Semiconductor Announces Fourth Quarter and Full Year 2013 Financial Results

•	Fourth quarter revenue of $43.3 million

•	Fiscal year 2013 revenue of $202.3 million

•	GAAP fourth quarter diluted net loss per share of $0.21

•	GAAP fiscal year 2013 diluted net loss per share of $0.13

•	Non-GAAP fourth quarter diluted net loss per share of $0.16

•	Non-GAAP fiscal year 2013 diluted income per share of $0.07

San Diego, California, February 3, 2014 -- Peregrine Semiconductor Corporation (Peregrine Semiconductor) (NASDAQ: PSMI), a fabless provider of high-performance radio frequency integrated circuits (RFICs), today announced its fourth quarter and 2013 fiscal year financial results.

Fourth quarter 2013 revenue was $43.3 million, compared with $63.0 million for the same period in 2012. Revenue for fiscal year 2013 was $202.3 million, compared with $203.9 million for fiscal year 2012.

As reported under U.S. generally accepted accounting principles (GAAP), fourth quarter 2013 net loss was $6.8 million, compared with a GAAP net income of $5.6 million in the same period in 2012. Net loss for fiscal 2013 was $4.1 million, compared with a GAAP net income of $7.3 million for fiscal 2012. Diluted net loss per share was $0.21 for the fourth quarter of 2013 compared to a net income per share of $0.15 for the same period in 2012. Diluted net loss per share for fiscal year 2013 was $0.13 per share, compared net income per share to $0.15 per share for fiscal 2012.

Non-GAAP net loss for the fourth quarter of 2013 was $5.1 million, or $0.16 per diluted share based on weighted average shares outstanding of 32.7 million. This compares with non-GAAP net income of $6.9 million or $0.19 per diluted share based on weighted average shares outstanding of 36.5 million for the same period in 2012. Non-GAAP net income for fiscal year 2013 was $2.6 million, or $0.07 per diluted share based on weighted average shares outstanding of 35.7 million. This compares with non-GAAP net income of $11.7 million or $0.36 per diluted share based on weighted average shares outstanding of 32.2 million for fiscal year 2012.

Gross margin on a GAAP basis for the fourth quarter of 2013 was 36.0% of revenue, compared to 43.3% of revenue for the same period in 2012. Gross margin on a non-GAAP basis for the fourth quarter of 2013 was 36.6% of revenue, compared to 43.6% of revenue for the same period in 2012. Gross margins in the fourth quarter were impacted by a higher than normal inventory write-down of $3.1 million. Gross margin on a GAAP basis for fiscal year 2013 was 40.2% of revenue, compared to 39.1% of revenue for fiscal year 2012. Gross margin on a non-GAAP basis for fiscal year 2013 was 40.7% of revenue, compared to 39.4% of revenue for fiscal year 2012. Operating expenses increased to $22.4 million for the fourth quarter 2013 as a result of higher than expected legal expenses and restructuring charges by $1.4 million.

“We reported fourth quarter revenue in line with our prior guidance. For 2014, we see a number of challenges facing the smartphone industry. However, we believe our product development and our progress in developing an integrated RF front-end positions us well for 2015 as the industry enters a strategic transition,” Commented Jim Cable, President and Chief Executive Officer. “Today, I am pleased to announce our introduction of the Ultra CMOS Global 1, the world’s first reconfigurable RF front-end system, featuring our multi-mode, multi-band power amplifier and integrated suite of switches and tuning elements. We are pleased to demonstrate that our power amplifier offers raw performance comparable with GaAs, but with all the benefits of our UltraCMOS SOI process.”

Business Outlook
For the first quarter of 2014, the company expects revenue to be in the range of $33 million to $36 million. First quarter GAAP gross margin is expected to be in the range of 36% to 38%.

Quarterly Conference Call Today
Jim Cable, President and Chief Executive Officer, and Jay Biskupski, Chief Financial Officer, will host a fourth quarter and full year 2013 financial results conference call today at 1:30 pm (Pacific) / 4:30 pm (Eastern). Attendees are asked to join the conference call at least ten minutes prior to the scheduled conference call time. The call may be accessed by dialing 1-877-303-8027 (toll free) or 1-760-536-5165 (international). The passcode is 33642584. A live and archived webcast of the call will be available on Peregrine's website at http://investors.psemi.com/ for one week following the live call.

Use of GAAP and Non-GAAP Financial Measures
Peregrine Semiconductor prepares its financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as gross margin, net income and loss per share information for the year and three months ended December 28, 2013, and similar periods from the prior year included in this press release are different from those otherwise presented under GAAP. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. However, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Condensed Consolidated Reconciliation of GAAP to Non-GAAP Results” table in this press release.

Use of Forward Looking Statements
This press release contains forward looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects. Such statements constitute “forward-looking” statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results, performance or achievements could be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, our dependence on a limited number of customers for a substantial portion of our revenues; intellectual property risks; intense competition in our industry; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products; consumer acceptance of our customers’ products that incorporate our solutions; our lack of long-term supply contracts and dependence on limited sources of supply; and potential decreases in average selling prices for our products.

For further information regarding risks and uncertainties associated with Peregrine’s business, please refer to the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Form 10-K for the year ended December 29, 2012 and additional information that will be set forth in our Form 10-K that will be filed for the year ended December 28, 2013, which should be read in conjunction with these financial results. These documents are available on the SEC Filings section of the Investor Relations section of our website at http://investors.psemi.com/. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

About Peregrine Semiconductor
Peregrine Semiconductor (NASDAQ: PSMI), founder of RF SOI (silicon on insulator), is a leading fabless provider of highperformance, integrated RF solutions. Since 1988 Peregrine and its founding team have been perfecting UltraCMOS® technology - a patented, advanced form of SOI - to deliver the performance edge needed to solve the RF market's biggest challenges, such as linearity. With products that deliver best-in-class performance and monolithic integration, Peregrine is the trusted choice for market leaders in automotive, broadband, industrial, Internet of Things, military, mobile devices, smartphones, space, test-and-measurement equipment and wireless infrastructure. Peregrine holds more than 170 filed and pending patents and has shipped over 2 billion UltraCMOS units. For more information, visit http://www.psemi.com.

The Peregrine Semiconductor name, logo, and UltraCMOS are registered trademarks of Peregrine Semiconductor Corporation in the U.S.A., and other countries.

(Tables Follow)

Peregrine Semiconductor Corporation CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (unaudited)

	Three Months Ended		Years Ended

	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Net revenue	$43,324	$62,999	$202,316	$203,908
Cost of net revenue	27,717	35,717	120,920	124,135
Gross profit	15,607	27,282	81,396	79,773
Operating expense:
Research and development	10,775	10,616	42,192	34,134
Selling, general and administrative	11,655	10,788	43,142	36,971
Total operating expense	22,430	21,404	85,334	71,105
Income (loss) from operations	(6,823)	5,878	(3,938)	8,668
Interest income (expense), net	35	(107)	(130)	(1,354)
Other income (expense), net	34	2	84	(130)
Income (loss) before income taxes	(6,754)	5,773	(3,984)	7,184
Provision (benefit) for income taxes	74	146	67	(88)
Net income (loss)	(6,828)	5,627	(4,051)	7,272
Net income allocable to preferred stockholders	—	—	—	(4,515)
Net income (loss) attributable to common stockholders	$(6,828)	$5,627	$(4,051)	$2,757
Net income (loss) per share
Basic	$(0.21)	$0.18	$(0.13)	$0.19
Diluted*	$(0.21)	$0.15	$(0.13)	$0.15
Shares used to compute net income (loss) per share
Basic	32,687	31,837	32,294	14,291
Diluted	32,687	36,548	32,294	18,651

*
Diluted net income per share attributable to common stockholders is computed by dividing net income attributable to common stockholders, calculated as net income less income allocable to preferred stockholders for the period prior to their conversion upon our initial public offering, by the weighted average number of common shares outstanding, including unvested shares subject to repurchase, and potential dilutive securities assuming the dilutive effect of outstanding stock options and warrants using the treasury stock method.

Peregrine Semiconductor Corporation CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	December 28,	December 29,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$16,249	$44,106
Short-term marketable securities	28,035	30,361
Accounts receivable, net	16,905	13,353
Inventories	53,489	57,017
Prepaids and other current assets	4,085	11,108
Total current assets	118,763	155,945
Property and equipment, net	23,122	22,871
Long-term marketable securities	18,888	18,892
Other assets	102	210
Total assets	$160,875	$197,918

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,983	$22,306
Accrued liabilities	11,829	12,672
Accrued compensation	4,542	5,726
Customer deposits	916	24,425
Deferred revenue	6,131	12,755
Current portion of obligations under capital leases	—	11
Total current liabilities	36,401	77,895
Obligations under capital leases, less current portion	—	18
Other long-term liabilities	943	886
Stockholders’ equity:
Common stock	33	32
Additional paid-in capital	348,684	340,221
Accumulated deficit	(224,986)	(220,935)
Accumulated other comprehensive loss	(200)	(199)
Total stockholders’ equity	123,531	119,119
Total liabilities and stockholders’ equity	$160,875	$197,918

Peregrine Semiconductor Corporation CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)

	Years Ended
	December 28,	December 29,
	2013	2012
Operating activities
Net income (loss)	$(4,051)	$7,272
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,589	4,579
Loss on disposal of property and equipment	46	31
Stock-based compensation	6,615	4,437
Revaluation of warrants to fair value	—	633
Imputed interest related to deposit arrangements, net	(313)	420
Amortization of premium and discount on investments, net	368	169
Cash received for lease incentives	135	115
Changes in operating assets and liabilities:
Accounts receivable	(3,634)	(255)
Inventories	3,545	(27,188)
Prepaids and other current and noncurrent assets	7,330	(7,751)
Accounts payable and accrued liabilities	(12,585)	16,098
Customer deposits	(11,425)	11,425
Deferred revenue	(6,217)	6,865
Net cash provided by (used in) operating activities	(13,597)	16,850
Investing activities
Purchases of property and equipment	(5,884)	(17,212)
Proceeds from sale of equipment	6	6
Purchase of marketable securities	(39,097)	(54,663)
Sale of marketable securities	41,027	5,100
Net cash used in investing activities	(3,948)	(66,769)
Financing activities
Proceeds from customer deposit financing arrangement	—	13,000
Payments on customer deposit financing arrangement	(12,084)	—
Proceeds from line of credit	—	3,000
Payments on line of credit	—	(10,749)
Payments on obligations under capital leases	(37)	(661)
Payments on notes payable	—	(1,618)
Proceeds from exercise of stock options	1,845	445
Proceeds from exercise of warrants	—	31
Proceeds from initial public offering, net of offering cost	—	80,278
Costs paid in connection with initial public offering	—	(1,811)
Net cash provided by (used in) financing activities	(10,276)	81,915
Effect of exchange rate changes on cash and cash equivalents	(36)	(9)
Net change in cash and cash equivalents	(27,857)	31,987
Cash and cash equivalents at beginning of year	44,106	12,119
Cash and cash equivalents at end of year	$16,249	$44,106

Peregrine Semiconductor Corporation RECONCILIATION OF GAAP TO NON-GAAP RESULTS (in thousands, except per share data) (unaudited)

	Three Months Ended				Years Ended
	December 28, 2013		December 29, 2012		December 28, 2013		December 29, 2012
Gross profit - GAAP	$15,607	36.0%	$27,282	43.3%	$81,396	40.2%	$79,773	39.1%
Non-cash compensation expense (1)	231	0.6	184	0.3	883	0.5	588	0.3

Gross profit - Non-GAAP	$15,838	36.6%	$27,466	43.6%	$82,279	40.7%	$80,361	39.4%

Income (loss) from operations - GAAP	$(6,823)	(15.7)%	$5,878	9.3%	$(3,938)	(2.0)%	$8,668	4.3%
Non-cash compensation expense (1)	1,761	4.0	1,321	2.1	6,615	3.3	4,437	2.1

Income (loss) from operations - Non-GAAP	$(5,062)	(11.7)%	$7,199	11.4%	$2,677	1.3%	$13,105	6.4%

Net income (loss) - GAAP	$(6,828)	(15.7)%	$5,627	8.9%	$(4,051)	(2.0)%	$7,272	3.6%
Non-cash compensation expense (1)	1,761	4.0	1,321	2.1	6,615	3.3	4,437	2.1

Net income (loss) - Non-GAAP	$(5,067)	(11.7)%	$6,948	11.0%	$2,564	1.3%	$11,709	5.7%

Diluted net income (loss) per share attributable to common stockholders - GAAP	$(0.21)		$0.15		$(0.13)		$0.15
Adjustment to reflect conversion of preferred stock at the beginning of period	—		—		—		0.07
Non-cash compensation expense	0.05		0.04		0.20		0.14

Diluted net income (loss) per share - Non-GAAP	$(0.16)		$0.19		$0.07		$0.36

Net income (loss) attributable to common stockholders - GAAP	$(6,828)		$5,627		$(4,051)		$2,757
Net income (loss) - Non-GAAP	$(5,067)		$6,948		$2,564		$11,709

Shares used to compute diluted net income (loss) per share attributable to common stockholders - GAAP	32,687		36,548		32,294		18,651
Adjustment to reflect conversion of preferred stock at the beginning of period	—		—		—		13,529
Dilutive effect of stock options and warrants	—		—		3,401		—

Shares used to compute diluted net income (loss) per share - Non-GAAP	32,687		36,548		35,695		32,180

(1) Includes stock-based compensation as follows:
	Three Months Ended				Years Ended
	December 28, 2013		December 29, 2012		December 28, 2013		December 29, 2012
Cost of net revenue	$231		$184		$883		$588
Research and development	563		484		2,097		1,419
Selling, general and administrative	967		653		3,635		2,430
Total	$1,761		$1,321		$6,615		$4,437
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